Don McDonald
CFO
Skinny Nutritional Corp.
3 Bala Plaza East, Ste. 101
Bala Cynwyd, Pa. 19004
610-784-2000 ext. 103
Don@SkinnyCo.com

FOR IMMEDIATE RELEASE
Skinny Nutritional Corp. and Canada Dry Bottling Company
of New York Enter into Distribution Agreement

Skinny Water® Now Available in New York Metro Area

BALA CYNWYD, Pa. July 22nd, 2009--- Skinny Nutritional Corp. (OTCBB: SKNY), the maker of Skinny Water® and a leader in the zero calorie enhanced water category, announced today that it has entered into a distribution agreement with Canada Dry Bottling Company of New York (“Canada Dry Bottling”). As a result of this agreement,  Skinny Water’s® zero calorie enhanced beverages will be distributed by Canada Dry Bottling throughout the five boroughs of New York City, as well as Westchester County, Long Island, and parts of New Jersey.  Canada Dry Bottling of New York currently distributes national brands such as 7 UP®, Sunkist®, Canada Dry Ginger Ale®, Evian®, Nantucket Nectars®, and Welch’s®   to name a few.

“Ron Wilson, CEO and president stated “the opening of the Metro New York market for Skinny Water® is truly a milestone for our company as we build out the distribution of Skinny Water®. The size of the market, the number of chain accounts and total number accounts that Canada Dry® can place Skinny water into is expected to drive significant growth.”

“Further, having Skinny Water now available to the largest concentration of active lifestyle consumers in America will fuel brand awareness of Skinny Water,” continued Wilson.

“The timing is right for a brand like Skinny Water®. We’re excited and pleased to add this zero calorie enhanced water brand to our portfolio of beverages. We’re looking forward to the opportunity of working closely with Skinny Water’s®  sales and marketing team to introduction  their  brand to over 19 million consumers in the New York-New Jersey metropolitan area*,” said Jim McDowell, Vice President Marketing, Canada Dry®.

 The Skinny Water lineup features six great tasting flavors, including Acai Grape Blueberry (Hi-Energy), Raspberry Pomegranate (Crave Control), Orange Cranberry Tangerine (Wake Up) Goji Fruit Punch (Shape), Lemonade Passionfruit (Total-V), and Peach Mango Mandarin (XXX-Detox). Every bottle of Skinny Water has calcium, potassium, and EGCG and has zero calories, sugar, sodium, no preservatives, and all natural colors and flavors.

About Skinny Nutritional Corp.

Headquartered in Bala Cynwyd, Pa., Skinny Nutritional Corp., the creators of Skinny Water®, a zero-calorie, zero-sugar, zero-sodium and zero-preservative enhanced water. Skinny Water comes in six great tasting flavors that include Acai Grape Blueberry, Goji Fruit Punch, Peach Mango Mandarin, Raspberry Pomegranate, Orange Cranberry Tangerine and Lemonade Passionfruit. Skinny Nutritional Corp. also expects to launch additional branded products, including Skinny Tea®, and other Skinny branded beverages. For more information, visit www.SkinnyWater.com.

About Canada Dry Bottling Company of New York®

Canada Dry Bottling distributes soft drinks and alternative beverages in the five boroughs including, the Bronx, Brooklyn, Manhattan, Queens and Staten Island as well as Long Island, Northern New Jersey, and Westchester. Canada Dry Bottling is one of the largest beverage manufacturers and distributors serving the New York metropolitan area.

*According to the U.S. Census Bureau, the New York Metro Area’s population was 19 million in 2008.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the Company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.